Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Danaos Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)(2)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(2)	Amount of Registration Fee(1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 456(b) and Rule 457(r)
	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)
	Other	Warrants	Rule 456(b) and Rule 457(r)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)
	Other	Depositary Shares	Rule 456(b) and Rule 457(r)
	Other	Rights	Rule 456(b) and Rule 457(r)
	Other	Units	Rule 456(b) and Rule 457(r)
Fees Previously Paid	Unallocated (Universal) Shelf	N/A	457(p)					$29,511.17
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					Indeterminate		N/A
	Total Fees Previously Paid							$29,511.17
	Total Fee Offsets							$29,511.17
	Net Fee Due							N/A

(1) An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. An unspecified amount of these securities are also being registered as may from time to time be offered hereunder by selling stockholders at indeterminate prices.

(2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $29,511.17 that has already been paid with respect to $243,491,520 aggregate principal amount of securities that were previously registered pursuant to registration statement no. 333-230106, and were not sold thereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims(1)	Danaos Corporation	Form F-3	333-230106	March 6, 2019	March 6, 2019	$29,511.17	Unallocated (Universal) Shelf	N/A	N/A	$243,491,520
Fee Offset Sources(1)	Danaos Corporation	Form F-3	333-230106		March 6, 2019						$36,360

(1) The registrant has either withdrawn each prior registration statement or has terminated or completed any offering that included the unsold securities under this registration statement.

2